UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.                     )

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Aehr Test Systems

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AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON OCTOBER 30, 2007

To The Shareholders of
  Aehr Test Systems:

You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) of Aehr Test Systems, a California corporation (the “Company”), to be held on October 30, 2007, at 4:00 p.m., at the Company’s corporate headquarters located at 400 Kato Terrace, Fremont, California 94539, for the following purposes:

1.	To elect five directors.

2.	To ratify the selection of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only holders of record of Common Stock at the close of business on September 12, 2007 will be entitled to notice of and to vote at the Annual Meeting. Please sign, date and mail the enclosed proxy so that your shares may be represented at the Annual Meeting if you are unable to attend and vote in person. If you attend the Annual Meeting, you may vote in person even if you return a proxy.

By Order of the Board of Directors,

RHEA J. POSEDEL
Chief Executive Officer and
Chairman of the Board of Directors

AEHR TEST SYSTEMS
400 Kato Terrace
Fremont, California 94539

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

This Proxy Statement is being furnished to the Shareholders (the “Shareholders”) of Aehr Test Systems, a California corporation (the “Company”), in connection with the solicitation of proxies by the Board of Directors for use at the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held on October 30, 2007 and at any adjournments thereof.

At the Annual Meeting, the Shareholders will be asked:

1.	To elect five directors.

2.	To ratify the selection of Burr, Pilger & Mayer LLP as the Company’s independent registered public accounting firm for the fiscal year ending May 31, 2008.

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

The Board of Directors has fixed the close of business on September 12, 2007 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting. Each such Shareholder will be entitled to one vote for each share of Common Stock (“Common Share”) held on all matters to come before the Annual Meeting and may vote in person or by proxy authorized in writing.

This Proxy Statement and the accompanying form of proxy are first being sent to holders of the Common Shares on or about September 27, 2007.

THE ANNUAL MEETING

Date, Time and Place

The Annual Meeting will be held on October 30, 2007 at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539.

General

The Company’s principal office is located at 400 Kato Terrace, Fremont, California 94539 and its telephone number is (510) 623-9400.

Record Date and Shares Entitled to Vote

Shareholders of record at the close of business on September 12, 2007 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 7,835,384 shares of Common Stock outstanding and entitled to vote.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

Voting and Proxy Solicitation

Each shareholder voting for the election of directors may cumulate his or her votes, giving one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distributing the shareholder’s votes on the same principle among as many candidates as the shareholder chooses. No shareholder shall be entitled to cumulate votes for any candidate unless the candidate’s name has been properly placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of the intention to cumulate votes. On all other matters, each share has one vote.

The Company is soliciting proxies for the annual meeting from its shareholders. The cost of this solicitation will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, personally or by telephone, telegram, facsimile or special delivery letter.

Quorum; Abstentions; Broker Non-Votes

The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections, appointed for the meeting, who will determine whether or not a quorum is present. If the shares present, in person and by proxy, do not constitute the required quorum, the meeting may be adjourned to a subsequent date for the purposes of obtaining a quorum. Shares that are voted “FOR,” “AGAINST” or “WITHHELD FROM” a matter are treated as being present at the meeting for purposes of establishing a quorum and shares that are voted “FOR,” “AGAINST” or “ABSTAIN” are also treated as shares entitled to vote (the “Votes Cast”) at the Annual Meeting with respect to such matter.

While there is no definitive statutory or case law authority in California as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

Broker non-votes (i.e. votes from shares of record by brokers as to which the beneficial owners have no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to the proposal on which the broker has expressly not voted. Thus, a broker non-vote will make a quorum more readily but will not otherwise affect the outcome of the voting on a proposal. With respect to a proposal that requires a majority of the outstanding shares (such as an amendment to the articles of incorporation), however, a broker non-vote has the same affect as a vote against the proposal.

Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting

Shareholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission (“SEC”). Proposals of shareholders of the Company intended to be presented for consideration at the Company’s 2008 Annual Meeting of Shareholders must be received by the Company no later than May 30, 2008, in order that they may be included in the proxy statement and form of proxy related to that meeting.

Shareholder Information

IN COMPLIANCE WITH RULE 14A-3 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO AEHR TEST SYSTEMS, 400 KATO TERRACE, FREMONT, CA 94539, ATTENTION: INVESTOR RELATIONS.
If you share an address with another shareholder, only one annual report and proxy statement may be delivered to all shareholders sharing your address unless the Company has contrary instructions from one or more shareholders. Shareholders sharing an address may request a separate copy of the annual report or proxy statement by writing to: Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539, Attention: Investor Relations or by calling investor relations at (510) 623-9400, and the Company will promptly deliver a separate copy. If you share an address with another shareholder and you are receiving multiple copies of annual reports or proxy statements, you may write us at the address above to request delivery of a single copy of these materials in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of August 31, 2007, or some other practical date in cases of the principal shareholders, by: (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the Company’s executive officers named in the Summary Compensation Table appearing herein, and (iv) all directors and executive officers of the Company as a group:

	Shares Beneficially
	Owned(1)
Beneficial Owner	Number	Percent(2)

Named Executive Officers and Directors:
Rhea J. Posedel (3)	1,145,621	14.3%
Robert R. Anderson (4)	154,436	2.0%
William W. R. Elder (5)	80,000	1.0%
Mukesh Patel (6)	76,929	1.0%
Mario M. Rosati (7)	234,217	3.0%
Gary L. Larson (8)	150,355	1.9%
Carl N. Buck (9)	123,314	1.6%
David S. Hendrickson (10)	65,662	*
Gregory M. Perkins (11)	57,435	*
All Directors and Executive Officers as a group (11 persons) (12)	2,119,717	27.1%

Principal Shareholders:
Private Capital Management (13)	1,230,634	15.7%
8889 Pelican Bay Blvd., Suite 500, Naples, FL 34108
State of Wisconsin Investment Board (14)	993,740	12.7%
121 East Wilson Street, Madison, WI 53702
RGM Capital, LLC (15)	670,220	8.6%
6621 Willow Park Drive, Suite One, Naples, FL 34109

*	Represents less than 1% of the Common Shares

(1)	Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have represented to the Company that they have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is c/o Aehr Test Systems, 400 Kato Terrace, Fremont, California 94539.

(2)	Shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 31, 2007 are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of such person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 20,000 shares held by Vivian Owen, Mr. Posedel’s wife, 9,950 shares held by Rhea J. Posedel, trustee for Natalie Diane Posedel, Mr. Posedel’s daughter, and 171,290 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(4)	Includes 71,936 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(5)	Includes 6,000 shares held by William W.R. Elder, trustee for his sons Derek S. Elder (3,000 shares) and Corwin W. Elder (3,000 shares) and 55,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(6)	Includes 71,929 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(7)	Includes 27,000 shares held by Mario M. Rosati and Douglas Laurice, trustees for the benefit of Mario M. Rosati, 152,217 shares held by Mario M. Rosati, Trustee of the Mario M. Rosati Trust, U/D/T dated 1/9/90 and 55,000 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(8)	Includes 93,624 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(9)	Includes 71,041 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(10)	Includes 63,749 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(11)	Includes 57,435 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(12)	Includes 742,752 shares issuable upon the exercise of stock options exercisable within 60 days of August 31, 2007.

(13)	Based solely on Schedule 13G/A filed February 14, 2007 with the SEC by Private Capital Management (“PCM”). PCM has shared investment power and shared voting power with respect to the shares.

(14)	Based solely on Schedule 13G/A filed February 12, 2007 with the SEC by the State of Wisconsin Investment Board (“SWIB”). SWIB has sole investment and sole voting power with respect to the shares.

(15)	Based solely on Schedule 13D filed April 5, 2007 with the SEC by RGM Capital, LLC (“RGM”). RGM has shared investment and shared voting power with respect to the shares.

Equity Compensation Plan Information

The following table gives information about the Company’s Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company’s existing equity compensation plans as of May 31, 2007.

(c)
Number of securities
	(a)	(b)	remaining available for future
	Number of securities to	Weighted-average	issuance under equity
	be issued upon exercise	exercise price of	compensation plans
	of outstanding options,	outstanding options,	(excluding securities reflected
Plan Category	warrants and rights	warrants and rights	in column (a))

Equity compensation plans approved by security holders	1,366,264 (1)	$4.39	915,363
Equity compensation plans not approved by security holders	--	--	--
Total	1,366,264	$4.39	915,363

(1) Issued pursuant to the Company’s 1996 Stock Option Plan and the 1997 Employee Stock Purchase Plan (“Stock Option Plans”) and the Company’s 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan (“2006 Plans”), which require the approval of and have been approved by the Company’s shareholders. See description of the Stock Option Plans below.

Stock Option Plans

On October 23, 1996, the Board of Directors approved the 1996 Stock Option Plan (the “Stock Plan”). The Stock Plan provides for the granting of non-qualified stock options or incentive stock options to employees and consultants at the fair market value of the Company’s Common Stock as of the date of grant. Options granted under the Stock Plan generally vest at a rate of 1/48th per month, however, the vesting schedule can change on a grant-by-grant basis. The Stock Plan provides that vested options may be exercised for 3 months after termination of employment and for 12 months after termination of employment as a result of death or disability. The Company may select alternative periods of time for exercise upon termination of service. The Stock Plan permits options to be exercised with cash, check, certain other shares of the Company’s Common Stock or consideration received by the Company under a “cashless exercise” program. In the event that the Company merges with or into another corporation, or sells substantially all of the Company’s assets, the Stock Plan provides that each outstanding option will be assumed or substituted for by the successor corporation. If such substitution or assumption does not occur, each option will fully vest and become exercisable. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding common stock, the exercise price of any option granted to him is set at a 10% premium above the market price on the date of the grant. All other exercise prices are equal to the closing price of the Company’s Common Stock on the date of the grant as reported on the NASDAQ Global Market.

On June 9, 1997, the Board of Directors adopted the 1997 Employee Stock Purchase Plan (the “ESPP”). The ESPP has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year, except that the first such offering period commenced with the effectiveness of the Company’s initial public offering and ended on the last trading day on or before March 31, 1999. Shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company’s Common Stock at either the first day of an offering period or the last day of the purchase period. If a participant’s rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the ESPP. The maximum number of shares a participant may purchase during a single purchase period is 3,000 shares. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock he is precluded from participating in the ESPP.

On October 26, 2006, the Company’s 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan (“2006 Plans”) were approved by the shareholders. A total of 600,000 shares of Common Stock have been reserved for issuance under the Company’s 2006 Equity Incentive Plan. Options granted under the 2006 Equity Incentive Plan are generally for periods not to exceed ten years and are granted at the fair market value of the stock at the date of grant as determined by the board of directors. The 2006 Plans respectively replace the Company’s Amended and Restated 1996 Stock Option Plan, which would otherwise have expired in 2006; and the Company’s 1997 Employee Stock Purchase Plan, which would have otherwise expired in 2007. The Amended and Restated 1996 Stock Option Plan will continue to govern awards previously granted under that plan. As of May 31, 2007, out of the 2,094,738 shares authorized for grant under the 1996 Stock Option Plan and 2006 Equity Incentive Plan, approximately 1,349,895 shares had been granted. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock, the exercise price of any incentive stock option granted to him is set at a 10% premium above the market price on the date of the grant and the term of the incentive stock option shall not exceed five years. All other exercise prices are equal to the closing price of the Company’s Common Stock on the date of the grant as reported on the NASDAQ Global Market.

On October 26, 2006, the Company’s shareholders approved the 2006 Employee Stock Purchase Plan (“2006 Purchase Plan”). A total of 200,000 shares of the Company’s Common Stock were reserved for issuance under the 2006 Purchase Plan. The plan has consecutive, overlapping, twenty-four month offering periods. Each twenty-four month offering period includes four six month purchase periods. The offering periods generally begin on the first trading day on or after April 1 and October 1 each year. The first exercise date under the 2006 Purchase Plan was April 1, 2007. All employees who work a minimum of 20 hours per week and are customarily employed by the Company (or an affiliate thereof) for at least five months per calendar year are eligible to participate. Under this plan, shares are purchased through employee payroll deductions at exercise prices equal to 85% of the lesser of the fair market value of the Company’s Common Stock at either the first day of an offering period or the last day of the purchase period. If a participant’s rights to purchase stock under all employee stock purchase plans of the Company accrue at a rate which exceeds $25,000 worth of stock for a calendar year, such participant may not be granted an option to purchase stock under the 2006 Purchase Plan. For the year ended May 31, 2007, approximately 43,000 shares of Common Stock, were issued under the 1997 Employee Stock Purchase Plan and the 2006 Employee Stock Purchase Plan. As of May 31, 2007, 413,111 shares have been issued under the 1997 Employee Stock Purchase Plan and the 2006 Employee Stock Purchase Plan. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock he is precluded from participating in the 2006 Purchase Plan.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, five directors are to be elected to serve until the next Annual Meeting or until their successors are elected and qualified. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the election of the five nominees named below, all of whom are presently directors of the Company. Each nominee has consented to be named a nominee in this Proxy Statement and to continue to serve as a director if elected. Should any nominee become unable or decline to serve as a director or should additional persons be nominated at the meeting, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many nominees listed below as possible (or, if new nominees have been designated by the Board of Directors, in such a manner as to elect such nominees) and the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any reason that any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer of the Company.

The names of the nominees and certain information about them are set forth below:

			Director
Name of Nominee	Age	Position	Since

Rhea J. Posedel	65	Chairman of the Board and Chief Executive Officer	1977
Robert R. Anderson (1)(2)	69	Director	2000
William W.R. Elder (1)(2)(3)	68	Director	1989
Mukesh Patel (1)(3)	49	Director	1999
Mario M. Rosati	61	Director and Secretary	1977

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee

The principal occupation of each of the Board members during the past five years is set forth below. There is no family relationship between any director or executive officer of the Company.

RHEA J. POSEDEL is a founder of the Company and has served as Chief Executive Officer and Chairman of the Board of Directors since its inception in 1977. From the Company’s inception through May 2000, Mr. Posedel also served as President. Prior to founding the Company, Mr. Posedel held various project engineering and engineering managerial positions at Lockheed Martin Corporation (formerly “Lockheed Missile & Space Corporation”), Ampex Corporation, and Cohu, Inc. He received a B.S. in Electrical Engineering from the University of California, Berkeley, an M.S. in Electrical Engineering from San Jose State University and an M.B.A. from Golden Gate University.

ROBERT R. ANDERSON was appointed to the Company’s Board of Directors in October 2000. Mr. Anderson is a private investor. From January 1994 to January 2001, he was Chairman of Silicon Valley Research, Inc., a semiconductor design automation software company, and its Chief Executive Officer from December 1996 to August 1998, and from April 1994 to July 1995. He also served as Chairman of Yield Dynamics, Inc., a private semiconductor process control software company, from October 1998 to October 2000, and as Chief Executive Officer from October 1998 to April 2000. Mr. Anderson co-founded KLA Instruments Corporation, now KLA-Tencor Corporation, a supplier of semiconductor process control systems, in 1975 and served in various capacities including Chief Operating Officer, Chief Financial Officer, Vice Chairman and Chairman before he retired from that company in 1994. Mr. Anderson is Chairman of Aviza Technology, Inc., a semiconductor equipment company, and is a director of MKS Instruments, Inc., a semiconductor components and equipment supplier. He also serves as a director for two private companies.

WILLIAM W. R. ELDER has been a director of the Company since 1989. Dr. Elder was the Chief Executive Officer of Genus, Inc. a semiconductor equipment company, from 1981 to 1996, and then again from 1998 until the company was acquired by AIXTRON AG (“AIXTRON”), and he currently serves as the Chairman of the Silicon Semiconductor Technologies Group and is a member of the Executive Board of AIXTRON. Dr. Elder also serves as a Board Member of Maskless Lithography Inc., a capital equipment start-up company based in San Jose, California. Dr. Elder holds a B.S.I.E. and an honorary Doctorate Degree from the University of Paisley in Scotland.

MUKESH PATEL was appointed to the Company’s Board of Directors in June 1999. Mr. Patel is a leading entrepreneur in the Silicon Valley. Mr. Patel was President and Chief Executive Officer of Metta Technology, which he co-founded in 2004, until November 2006, when LSI Logic Corporation acquired it. He founded Sparkolor Corporation, acquired by Intel Corporation in late 2002, and co-founded SMART Modular Technologies, Inc. (“SMART Modular”), a high value added memory products company, acquired by Solectron Corporation in late 1999. Mr. Patel was Vice President and General Manager Memory Product Division of SMART Modular from August 1995 to August 1998 and as Vice President, Engineering from February 1989 to July 1995. Mr. Patel holds a B.S. degree in Engineering with an emphasis in digital electronics from Bombay University, India. Mr. Patel also serves as a Board Member for SMART Modular and for several privately-held companies.

MARIO M. ROSATI has been a director of the Company since 1977. He is a member of the law firm Wilson Sonsini Goodrich & Rosati, Professional Corporation which he joined in 1971. Mr. Rosati holds a B.A. from the University of California, Los Angeles and a J.D. from the University of California, Berkeley, Boalt Hall School of Law. Mr. Rosati is a director of Sanmina-SCI Corporation, an electronics manufacturing services company, Symyx Technologies, Inc., a combinatorial materials science company, and Vivus Inc., a specialty pharmaceutical company, all publicly held companies, as well as several privately-held companies.

Board Matters and Corporate Governance

Board Meetings and Committees

The Board of Directors held a total of four (4) meetings and acted four (4) times by unanimous written consent during the fiscal year ended May 31, 2007. No incumbent director during his period of service in such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served.

The Board of Directors has three committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee.

The Audit Committee of the Board of Directors is comprised entirely of independent directors, as defined in the National Association of Securities Dealers, Inc.’s (“NASD”) listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the “Report of the Audit Committee,” included in this Proxy Statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Audit Committee charter on its website: www.aehr.com.  The Audit Committee consists of directors Messrs. Anderson, Elder and Patel. The Board of Directors has determined that Mr. Anderson is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee of the Board of Directors currently consists of Messrs. Anderson and Elder, each of whom is an independent member of the Board of Directors, as defined in the NASD’s listing standards. The Compensation Committee held one (1) meeting during fiscal year 2007. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the officers, employees, directors and consultants of the Company. The Compensation Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Compensation Committee charter on its website: www.aehr.com.  More information regarding the Compensation Committee’s processes and procedures can be found herein in the section entitled “Compensation Discussion and Analysis.”

The Nominating and Governance Committee of the Board of Directors currently consists of Messrs. Elder and Patel, each of whom is an independent member of the Board of Directors, as defined in the NASD’s listing standards. The Nominating and Governance Committee held one (1) meeting during fiscal year 2007. The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding matters concerning corporate governance; reviews the composition and evaluates the performance of the Board of Directors; selects, or recommends for the selection of the Board of Directors, director nominees; and evaluates director compensation; reviews the composition of committees of the Board of Directors and recommends persons to be members of such committee; and reviews conflicts of interest of members of the Board of Directors and corporate officers. The Nominating and Governance Committee is governed by a written charter approved by the Board of Directors. The Company maintains a copy of the Nominating and Governance Committee charter on its website: www.aehr.com.

Shareholder Recommendations

The policy of the Board of Directors is to consider properly submitted shareholder recommendations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications” below. Any shareholder recommendations proposed for consideration by the Board of Directors should include the candidate’s name and qualifications for Board membership and should be addressed to:

Aehr Test Systems
400 Kato Terrace
Fremont, CA 94539
Attn: Secretary

In addition, procedures for shareholder direct nomination of directors are discussed under “Deadline for Receipt of Shareholder Proposals” above.

Director Qualifications

Members of the Board should have the highest professional and personal ethics and values, consistent with the Company’s Code of Conduct and Ethics adopted by the Board in an action by written consent dated September 24, 2004. They should have broad experience at the policy-making level in business. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. Each director must represent the interests of all shareholders.

Identifying and Evaluating Nominees for Directors

The Board of Directors utilizes a variety of methods for identifying and evaluating nominees for director. The Board of Directors periodically assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board of Directors through current Board members, professional search firms, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Board of Directors, and may be considered at any point during the year. As described above, the Board of Directors considers properly submitted shareholder recommendations for candidates for the Board. Following verification of the shareholder status of persons proposing candidates, any recommendations are aggregated and considered by the Board of Directors at a regularly scheduled meeting prior to the issuance of the proxy statement for the Company’s annual meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials are forwarded to the Board of

Directors. The Board of Directors may also review materials provided by professional search firms or other parties in connection with a candidate who is not recommended by a shareholder. In evaluating such recommendations, the Board of Directors seeks to achieve a balance of knowledge, experience and capability on the Board.

The Board of Directors has determined that each of its current directors, except for Rhea J. Posedel, the Company’s Chief Executive Officer, is independent within the meaning of the NASDAQ Stock Market, LLC director independence standards, as currently in effect.

Annual Meeting Attendance

Although the Company does not have a formal policy regarding attendance by members of the Board at the Company’s annual meetings of shareholders, directors are encouraged to attend annual meetings of the Company’s shareholders. All five members of the Board of Directors attended the 2006 annual meeting of shareholders.

Code of Conduct and Ethics

The Board of Directors has adopted a Code of Conduct and Ethics for all directors, officers and employees of the Company, which includes the Chief Executive Officer, Chief Financial Officer and any other principal accounting officer. The Company will provide a copy of the Code of Conduct and Ethics upon request made in writing to Aehr Test Systems, Attention: Investor Relations, 400 Kato Terrace, Fremont, CA 94539. The Company will disclose any amendment to the Code of Conduct and Ethics or waiver of a provision of the Code of Conduct and Ethics, including the name of the officer to whom the waiver was granted, on the Company’s website at www.aehr.com, on the Investors page.

Communications with the Board

The Company does not have a formal policy regarding shareholder communication with the Board of Directors. However, shareholders may communicate with the Board by submitting a letter to the attention of the Chairman of the Board, c/o Aehr Test Systems, 400 Kato Terrace, Fremont, CA 94539.

REPORT OF THE AUDIT COMMITTEE (1)

The Audit Committee of the Board of Directors of the Company serves as the representative of the Board for general oversight of the Company’s financial accounting and reporting system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee, consisting of Messrs. Patel, Anderson and Elder, held four (4) meetings in fiscal year 2007. Each member is an independent director in accordance with the NASDAQ Global Market Audit Committee requirements. The Audit Committee evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to shareholders and, as appropriate, initiates inquiries into aspects of the Company’s financial affairs.

The Company’s management has primary responsibility for preparing the Company’s consolidated financial statements and for the Company’s financial reporting process. The Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP (“BPM”), is responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed with management the audited consolidated financial statements for the year ended May 31, 2007. BPM, the Company’s independent registered public accounting firm for fiscal year 2007, issued their unqualified report dated August 27, 2007 on the Company’s consolidated financial statements.

The Audit Committee has also discussed with BPM the matters required to be discussed by AICPA Statement on Auditing Standards No. 61, “Communication with Audit Committees.” The Audit Committee has also received the written disclosures and the letter from BPM required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has conducted a discussion with BPM relative to its independence. The Audit Committee has considered whether BPM’s provision of non-audit services is compatible with its independence. The Audit Committee has an Audit Committee Charter.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of Aehr Test Systems that the Company’s audited consolidated financial statements for the fiscal year ended May 31, 2007 be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Robert R. Anderson
William W.R. Elder
Mukesh Patel

(1) The information regarding the Audit Committee is not “soliciting” material and is not deemed “filed” with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Director Compensation

Rhea J. Posedel, the only inside director of the Company, does not receive any cash compensation for his services as a member of the Board of Directors. An inside director is a director who is a regular employee of the Company, whereas an outside director is not an employee of the Company. Each outside director receives (1) an annual retainer of $15,000, (2) $1,875 for each regular board meeting he attends, and (3) $1,125 for each committee meeting he attends if not held in conjunction with a regular board meeting, in addition to being reimbursed for certain expenses incurred in attending Board and committee meetings. Through fiscal 2006, each outside director could elect to receive an additional stock option grant in lieu of any cash payments throughout the year. In fiscal 2007, that alternative was eliminated. Directors are eligible to participate in the Company’s stock option plans. In fiscal 2005, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $2.89 per share. Additionally, Robert Anderson and Mukesh Patel were each granted options to purchase 12,676 shares at $2.84 per share pursuant to an agreement to take these options in lieu of cash payments throughout the fiscal year. In fiscal 2006, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $3.66 per share. Additionally, Robert Anderson and Mukesh Patel were each granted options to purchase 14,754 shares at $3.66 per share pursuant to an agreement to take these options in lieu of cash payments throughout the fiscal year. In fiscal 2007, outside directors Robert Anderson, William Elder, Mukesh Patel and Mario Rosati were each granted options to purchase 5,000 shares at $6.07 per share. All exercise prices are equal to the closing price of the Company’s Common Stock on the date of the grant as reported on the NASDAQ Global Market.

The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

The following table sets forth the compensation paid by the Company during the fiscal year ended May 31, 2007 to the Company’s non-executive officer directors:

Compensation of Directors

		Fees Earned or	Option
Name	Year	paid in Cash	Award (2)	Total

Rhea J. Posedel (1)	2007	$--	$--	$--
Robert R. Anderson	2007	$21,750	$24,111	$45,861
William W.R. Elder	2007	$26,625	$14,812	$41,437
Mukesh Patel	2007	$21,750	$24,111	$45,861
Mario M. Rosati	2007	$24,375	$14,812	$39,187

(1)	Rhea J. Posedel is an executive officer and does not receive any additional compensation for services provided as a director.

(2)	Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended May 31, 2007 in accordance with SFAS 123(R), and thus includes amounts from awards granted in and prior to fiscal 2007. See Note 1 of the consolidated financial statements in the Company’s Annual Report for the year ended May 31, 2007 regarding the assumptions underlying valuation of equity awards. The full grant date fair value of the awards granted to each director in fiscal 2007, computed in accordance with SFAS 123 (R) is $19,706. At fiscal year end, the aggregate number of option awards outstanding for each director was as follows: Robert R. Anderson: 69,852; William W.R. Elder: 52,916, Mukesh Patel: 69,845; and Mario M. Rosati: 52,916. Options granted vest as to one-twelfth (1/12th) of the shares each month after the date of grant over a period of one year, so long as the optionee remains a director of the Company.

Vote Required

The five nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under California law. See “Quorum; Abstentions; Broker Non-Votes.”

the board of directors recommends that Shareholders vote FOR the nominees listed above

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Board of Directors of the Company has selected Burr, Pilger & Mayer LLP, as the Company’s independent registered public accounting firm, to audit the consolidated financial statements of the Company for the fiscal year ending May 31, 2008, and recommends that Shareholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee and the Board of Directors will reconsider their selection. Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

On December 6, 2005, the Audit Committee of the Board of Directors dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm, effective immediately. PwC’s reports on the Company’s consolidated financial statements for the fiscal years ended May 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle. During the fiscal years ended May 31, 2005 and 2004, and through December 6, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years.

Independent Registered Accounting Firm’s Fees

The following table sets forth the aggregate fees billed or to be billed by Burr, Pilger & Mayer LLP and PricewaterhouseCoopers LLP for the following services for the fiscal years ended May 31, 2007 and 2006:

DESCRIPTION OF SERVICES

	2007	2006

Audit Fees	$177,363	$161,935

TOTAL	$177,363	$161,935

Audit Fees. Aggregate fees billed or to be billed for professional services rendered for the audit of the Company’s fiscal 2007 and fiscal 2006 annual consolidated financial statements, for the review of the condensed consolidated financial statements included in the Company’s quarterly reports during such periods and for the review of the Company’s Registration Statement on Form S-8.

The Audit Committee pre-approves all audit and other permitted non-audit services provided by the Company’ independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee has delegated the authority to grant pre-approvals to Mr. Anderson, the committee chair, when the full Audit Committee is unable to do so. These pre-approvals are reviewed by the full Audit Committee at its next regular meeting. In fiscal 2007, all audit and non-audit services were pre-approved in accordance with the Company’s policy.

the board of directors recommends that Shareholders vote FOR the ratification of the appointment of Burr, pilger & mayer LLP

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy

The Company compensates the Company’s executive officers through a combination of base salary, cash bonus and equity compensation designed to be competitive with comparable companies. The Company’s primary objectives of the overall executive compensation program are to attract, retain, motivate and reward Company executive officers while aligning their compensation with the achievements of key business objectives and maximization of shareholder value.

The Company’s compensation programs are designed to:

1.	reward executive officers for performance and link executive compensation to the creation of shareholder value through the use of performance and equity-based compensation;

2.	attract, retain and motivate highly qualified executive officers by compensating them at a level that is competitive with other companies in similar industries;

3. share the risks and rewards of the Company’s business with the Company’s executive officers; and

4. maximize long-term shareholder returns by utilizing compensation funds in a cost-effective manner.

To achieve these objectives, the Company has implemented and maintains compensation plans that tie a significant portion of executive officers’ overall compensation to the Company’s financial performance and Common Stock price. In determining the compensation for the Company’s executive officers, the Company considers a number of factors, including information regarding comparably sized companies in the semiconductor equipment and materials industries in the United States. The Company also considers the level of the executive officer, the geographical region in which the executive officer resides and the executive officer’s overall performance and contribution to the Company. The compensation packages provided by the Company to its executive officers, including the named executive officers, include both cash-based and equity-based compensation. A component of these compensation packages is linked to the performance of individual executive officers as well as Company-wide performance objectives. The Compensation Committee ensures that the total compensation paid to the Company’s executive officers is competitive and consistent with the Company’s compensation philosophy and corporate governance guidelines. The Compensation Committee relies upon Company employees, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys to provide information and recommendations to establish specific compensation packages for executive officers.

Role of Compensation Committee

The Company’s executive officer compensation program is overseen and administered by the Compensation Committee. The Compensation Committee reviews and advises the Board of Directors regarding all forms of compensation to be provided to the executive officers of the Company. The Compensation Committee is appointed by the Company’s Board of Directors, and consists of Messrs. Anderson and Elder, each of whom is an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

The Company’s Compensation Committee has primary responsibility for ensuring that the Company’s executive officer compensation and benefit program is consistent with the Company’s compensation philosophy and corporate governance guidelines and is responsible for determining the executive compensation packages offered to the Company’s executive officers.

The Compensation Committee is responsible for:

1.	Determining the specific executive officer compensation methods to be used by the Company and the participants in each of those specific programs;

2.	Determining the evaluation criteria and timelines to be used in those programs;

3. Determining the processes that will be followed in the ongoing administration of the programs; and

4. Determining their role in the administration of the programs.

Many of the actions take the form of recommendations to the full Board of Directors where final approval, rejection or redirection may occur. The Compensation Committee is responsible for administering the compensation programs for all Company executive officers. The Compensation Committee has delegated the responsibility of administering the compensation programs for all other Company employees to the Company’s officers.

Elements of Compensation

In structuring the Company’s compensation program, the Compensation Committee seeks to select the types and levels of compensation that will further its goals of rewarding performance, linking executive officer compensation to the creation of shareholder value, attracting and retaining highly qualified executive officers and maximizing long-term shareholder returns.

The Company designs base salary to provide the essential reward for an executive officer’s work. Once base salary levels are initially determined, increases in base salary are provided to recognize an executive officer’s specific performance achievements.

The Company utilizes equity-based compensation, including stock options, to ensure that the Company has the ability to retain executive officers over a longer period of time, and to provide executive officers with a form of reward that aligns their interests with those of the Company’s shareholders. Executive officers whose skills and results the Company deems to be critical to the Company’s long-term success are eligible to receive higher levels of equity-based compensation.

The Company also utilizes various forms of performance-based compensation, including cash bonuses and commissions that allow the Company to remain competitive with other companies while providing additional compensation for an executive officer’s outstanding results and for the achievement of corporate objectives.

Core benefits, such as the Company’s basic health benefits, 401(k) program, Employee Stock Ownership Plan (“ESOP”) and life insurance, are designed to provide support to executive officers and their families.

Currently, the Company uses the following executive officer compensation vehicles:

•	Cash-based programs: base salary, annual bonus plan, and a sales commission plan; and

•	Equity-based programs: The 1996 Incentive Stock Option Plan, the 1997 Employee Stock Purchase Plan, the 2006 Equity Incentive Plan, the 2006 Employee Stock Purchase Plan and the ESOP.

These programs apply to all executive level positions, except for the sales commission plan, which only applies to the Vice President of Worldwide Sales and Service. Periodically, but at least once near the close of each fiscal year, the Compensation Committee reviews the existing plans and recommends those that should be used for the subsequent year.

Consistent with the Company’s compensation philosophy, the Company has structured each element of the Company’s executive officer compensation program as described below.

Base Salary

The Company creates a set of base salary structures that are both affordable and competitive in relation to the market. The Company determines the Company’s executive officer salaries based on job responsibilities and individual experiences. The Company monitors base salary levels within the market and makes adjustments to the Company’s structures as needed after considering the recommendations of management. The Company’s Compensation Committee reviews the salaries of the Company’s executive officers annually, and the Company’s Compensation Committee grants increases in salaries based on individual performance during the prior calendar year, provided that any increases are within the guidelines determined by the Compensation Committee for each position.

Annual Bonus

The Company’s executive annual bonus plan provides for cash bonus awards, dependent upon attaining stated corporate objectives and personal performance goals. The Company’s executive officers are eligible to receive cash bonuses based upon the Company’s achievement of certain financial and performance goals set by the Compensation Committee. The Compensation Committee approves the performance criteria on an annual basis and these financial and performance goals typically have a one-year time horizon. The Compensation Committee believes that the practice of awarding incentive bonuses based on the achievement of performance goals furthers the Company’s goal of strengthening the connection between the interests of management and the Company’s shareholders. In fiscal 2008, the Chief Executive Officer is eligible to receive a maximum cash bonus of up to 75% of his base salary and the Company’s Chief Financial Officer is eligible to receive a maximum cash bonus of up to 65% of his base salary. Vice Presidents are eligible are eligible to receive maximum cash bonuses of up to 70% of their base salaries depending on individual and company performance.

In fiscal 2007, the Company’s Compensation Committee determined the maximum cash bonus levels for the Company’s Chief Executive Officer, Chief Financial Officer and Vice Presidents to be 80%, 70% and 70% of base compensation, respectively. Based on the achievement of certain objectives and corporate financial performance for the year, the Compensation Committee awarded cash bonuses to the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s Vice Presidents equal to 25%, 22% and up to 28% of their base salary compensation, respectively. The annual incentive bonus plan is discretionary, and the Compensation Committee may modify, suspend, eliminate or adjust the plan, the goals and the total or individual payouts at any time.

Sales Commission

The sales commission plan is a sales commission program and provides a payout to the Vice President of Worldwide Sales and Service (“VP-WSS”) based on achievement of sales objectives, or quotas. The VP-WSS receives a standard commission for sales up to 100% of quota and accelerated commissions based on sales above quota. Commissions are “earned” at the time of booking, and commissions are paid after the close of the quarter of booking. Under this plan, the VP-WSS earned $65,679 in fiscal 2007. The VP-WSS was paid $57,031 during fiscal 2007. This $57,031 included $11,597 that was earned in fiscal 2006. The remaining $20,246 earned in fiscal 2007 was paid to the VP-WSS in fiscal 2008. The $57,031 in commissions paid to the VP-WSS is included in the annual compensation salary column in the Summary Compensation Table on page 19.

Equity Compensation

The Company awards equity compensation to the Company’s executive officers based on the performance of the executive officer and guidelines related to each executive officer’s position in the Company. The Company determines the Company’s option guidelines based on information derived from the Company’s experience with other companies and, with respect to the Company’s executive officers, informal surveys of companies in the Company’s industry. The Company typically bases awards to newly hired executive officers on these guidelines and the Company bases the Company’s award decisions for continuing executive officers on these guidelines as well as an executive officer’s performance for the prior fiscal year. The Company evaluates each executive officer’s awards based on the factors described above and competitive practices in the Company’s industry. The Company believes that stock option ownership is an important factor in aligning corporate and individual goals. The Company utilizes equity-based compensation, including stock options, to encourage long-term performance, with corporate performance and extended executive officer tenure producing potentially significant value.

The Company’s Compensation Committee generally grants stock options to executive officers. Such grants are typically made coincident with the first meeting of the Board of Directors held each fiscal year. The Company believes annual awards at this time allow the Compensation Committee to consider a number of factors related to the option award decisions, including corporate performance for the prior fiscal year, executive officer performance for the prior fiscal year and expectations for the upcoming fiscal year. With respect to newly hired executive officers, the Company’s practice is typically to make stock option grants effective on or shortly after the executive officer’s hire date. The Company does not plan or time the Company’s stock option grants in coordination with the release of material non-public information for the purpose of affecting the value of executive officer compensation.

The criteria for determining the appropriate salary level, bonus and stock option grants for each of the executive officers include (a) Company performance as a whole, (b) business unit performance (where appropriate) and (c) individual performance. Company performance and business unit performance are measured against both strategic and financial goals. Examples of these goals are to obtain operating profit, revenue growth, and timely new product introduction. Individual performance is measured to specific objectives relevant to the executive officer’s position and a specific time frame.

These criteria are usually related to a fiscal year time period, but may, in some cases, be measured over a shorter or longer time frame.

The processes used by the Compensation Committee include the following steps:

1.	The Compensation Committee periodically reviews information comparing the Company’s pay levels to other companies in similar industries, other leading companies (regardless of industry) and competitors. Primarily, personal knowledge of semiconductor equipment industry compensation practices, compensation data in SEC filings, and national and regional compensation surveys are used.

2.	At or near the start of each evaluation cycle, the Compensation Committee meets with the Chief Executive Officer to review, revise as needed, and agree on the performance objectives set for the other executive officers. The Chief Executive Officer and Compensation Committee jointly set the Company objectives to be used. The business unit and individual objectives are formulated jointly by the Chief Executive Officer and the specific individual. The Compensation Committee also, with the Chief Executive Officer, jointly establishes and agrees on respective performance objectives of each executive officer.

3.	Throughout the performance cycle review, feedback is provided by the Chief Executive Officer, the Compensation Committee and full Board, as appropriate.

4.	At the end of the performance cycle, the Chief Executive Officer evaluates each other executive officers relative success in meeting the performance goals. The Chief Executive Officer makes recommendations on salary, bonus and stock options, utilizing the comparative results as a factor. Also included in the decision criteria are subjective factors such as teamwork, leadership contributions and ongoing changes in the business climate. The Chief Executive Officer reviews the recommendations and obtains Compensation Committee approval.

5.	The final evaluations and compensation decisions are discussed with each executive officer by the Chief Executive Officer or Compensation Committee, as appropriate.

In fiscal 2007, the Company granted a total of 174,250 option shares, of which a total of 59,000 option shares were granted to the Company’s executive officers, representing 33.9% of all option shares granted in fiscal 2007. The Company’s Compensation Committee does not apply a formula for allocating stock options to executive officers. Instead, the Company’s Compensation Committee considers the role and responsibilities of the executive officers, competitive factors, the non-equity compensation received by the executive officers and the total number of options to be granted in the fiscal year. The description for the type of equity-based compensation program should be read in conjunction with “Equity Compensation Plan Information” and “Stock Option Plans” in this Proxy Statement and the related notes in the “Notes to Consolidated Financial Statements” of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2007.

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance, the Company’s 401(k) plan, the Company’s ESOP and Employee Stock Purchase Plan (“ESPP”). Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock he is precluded from participating in the ESPP. During fiscal 2007, the Company made payments for health and life insurance premiums and medical costs as reflected in the Summary Compensation Table below under the All Other Compensation column. Other than these payments, the executive officers participate on the same basis as other employees and there were no other special benefits or perquisites provided to any executive officer in fiscal 2007. The Company does not maintain any pension plan, retirement benefit or deferred compensation arrangement other than the Company’s 401(k) plan and ESOP. The Company is not required to make, and did not make any contributions to the 401(k) plan during fiscal 2007. During fiscal 2007, the Company contributed $155,250 to the Company’s ESOP.

The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel, on September 13, 2006 with Mr. Gregory M. Perkins and on July 9, 2007 with Mr. Joel Bustos, pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation. In the event of a termination in fiscal 2008 following a change of control, the amounts payable to Messrs. Buck, Bustos, Hendrickson, Larson, Perkins and Posedel would be approximately $85,000, $106,000, $112,000, $150,000, $93,000 and $255,000, respectively. In addition to the amount payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2007 (the last business day of the year) of $6.05 and the exercise price of the stock options for Messrs. Buck, Bustos, Hendrickson, Larson, Perkins, and Posedel would be approximately $56,000, $0, $56,000, $46,000, and $75,000.

Compensation of the Chief Executive Officer

The Compensation Committee used the same compensation policy described above for all executive officers to determine the compensation for Rhea J. Posedel, the Company’s Chief Executive Officer, in fiscal year 2007. In setting both the cash-based and the equity-based elements of Mr. Posedel’s compensation, the Compensation Committee considered the company’s performance, competitive forces taking into account Mr. Posedel’s experience and knowledge, and Mr. Posedel’s leadership in achieving the Company’s long-term goals. During fiscal year 2007, he received a stock option grant under the Company’s 1996 Stock Option Plan for 15,000 shares. This option vests over seven years. The Compensation Committee believes Mr. Posedel’s fiscal year 2007 compensation was fair relative to the Company’s performance and Mr. Posedel’s individual performance and leadership, and it rewards him for this performance and will serve to retain him as a key employee.

Policy on Deductibility of Compensation

The Company is required to disclose the Company’s policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held company, which is not performance-based compensation, is limited to no more than $1 million per year. It is not expected that the compensation to be paid to the Company’s executive officers for fiscal 2007 will exceed the $1 million limit per officer; however, to the extent such compensation to be paid to such executive officers exceeds the $1 million limit per officer, such excess will be treated as performance-based compensation.

Compensation of Executive Officers

The following table shows information concerning compensation awarded to, earned by or paid for services to the Company in all capacities during the fiscal year ended May 31, 2007 by the Chief Executive Officer and each of the four other most highly compensated executive officers with annual compensation in excess of $100,000 for the fiscal year ended May 31, 2007.

Summary Compensation Table

					Long-term
					Compensation
					Securities
	Fiscal	Annual Compensation		Option	Underlying	All Other
Name and Principal Position	Year	Salary (1)	Bonus (2)	Awards	Options	Compensation	Total ($)
				(3)	(4)	(5)

Rhea J. Posedel	2007	$217,911	$55,011	$56,642	$5,739	$33,790	$369,093
Chief Executive Officer and Chairman of the Board of Directors
Gary L. Larson	2007	$189,343	$42,388	$52,390	$5,739	$10,982	$300,842
Vice President of Finance and Chief Financial Officer
Carl N. Buck	2007	$164,355	$35,026	$48,186	$4,851	$8,583	$261,001
Vice President of Marketing
and
Contactor Business Group
David S. Hendrickson	2007	$195,283	$55,245	$40,179	$5,739	$28,023	$324,469
Vice President of Engineering
Gregory M. Perkins (6)	2007	$230,406	$10,440	$48,656	$5,739	$17,815	$313,056
Vice President of Worldwide Sales and Service

(1)	The amounts in this column include any salary contributed by the named executive officer to the Company’s 401 (k) plan.

(2)	Bonus amounts paid or accrued in fiscal 2007 were made under the Company’s executive bonus plan.

(3)	The amounts in this column represent the dollar amount recognized for financial statement reporting purposes computed in accordance with SFAS 123 (R) and thus includes awards granted in and prior to fiscal 2007. See Note 1 to the consolidated financial statements of the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2007 for assumptions used to estimate the fair value of options granted during fiscal year 2007. The Company’s stock-based compensation expense recognized under SFAS 123 (R) reflects an estimated forfeiture rate of 4% in fiscal 2007. The values recognized in the “Option Awards” column above do not reflect such expected forfeitures.

(4)	Represents contributions made by the Company under its ESOP.

(5)	Consists of health and life insurance premiums and medical costs paid by the Company during the year ended May 31, 2007.

(6)	The amount shown in the Annual Compensation Salary column includes $57,031 in commissions paid in fiscal 2007. Of this $57,031, $11,597 had been earned in fiscal 2006. An additional $20,246 has been earned in fiscal 2007 but not paid and is not included in these figures. The $20,246 was paid in fiscal 2008.

Stock Option Grants and Exercises

The following table provides information with regard to each grant of an award made to the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2007.

Grants of Plan-based Awards in Last Fiscal Year

		Estimated Possible Payouts
		Under		Number of	Exercise	Grant Date
	Option	Non-Equity		Securities	Price of	Fair Value of
	Grant	Incentive Plan Awards (1)		Underlying	Option	Stock Option
Name	Date	Target	Maximum	Option (2)	Awards (3)	Awards

Rhea J. Posedel	7/21/2006	$86,000	$172,000	15,000	$9.30	$79,937
Gary L. Larson	7/21/2006	$66,300	$132,500	10,000	$8.45	$54,826
Carl N. Buck	7/21/2006	$54,700	$109,500	10,000	$8.45	$54,826
David S. Hendrickson	7/21/2006	$66,300	$94,700	10,000	$8.45	$54,826
Gregory M. Perkins	7/21/2006	$16,300	$32,600	10,000	$8.45	$54,826

(1)	Reflects the target and maximum values of cash bonus award to the named executive officers in fiscal 2007. The cash bonus award amounts actually paid to the named executive officers in fiscal 2007 are shown in the Summary Compensation Table for fiscal 2007 under the heading “Annual Compensation, Bonus” refer to “Compensation Discussion and Analysis” above for a description of the cash bonus compensation.

(2)	The stock options granted in fiscal 2007 are generally exercisable starting one month after the date of grant, with 1/48th of the shares covered thereby becoming exercisable at that time and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Each of these options expires 7 years from the date of grant. The option granted to Rhea J. Posedel is a nonstatutory stock option.

(3)	Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant. The option granted to rhea J. Posedel has an exercise price that is at a 10% premium above the fair market value on the date of grant.

The following table presents certain information concerning the outstanding equity awards held as of May 31, 2007 by each named executive officer.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
	Number of Securities		Option	Option
	Underlying Unexercised Options (1)		Exercise	Expiration
Name	Exercisable	Unexercisable	Price (2)	Date (3)

Rhea J. Posedel	20,000	--	$4.400	5/22/2008
	30,000	--	$4.950	6/21/2008
	40,000	--	$4.466	7/22/2009
	25,000	521	$3.170	6/26/2010
	35,000	9,480	$3.993	6/30/2011
	35,000	18,230	$3.091	6/23/2012
	15,000	11,875	$9.295	7/18/2013

Gary L. Larson	8,000	--	$4.000	5/22/2008
	10,000	--	$4.500	6/21/2008
	25,000	--	$4.060	7/22/2009
	15,000	313	$2.880	6/26/2010
	20,000	5,417	$3.630	6/30/2011
	25,000	13,021	$2.810	6/23/2012
	10,000	7,917	$8.450	7/18/2013

Carl N. Buck	4,000	--	$4.000	5/22/2008
	10,000	--	$4.500	6/21/2008
	10,000	--	$4.060	7/22/2009
	15,000	313	$2.880	6/26/2010
	20,000	5,417	$3.630	6/30/2011
	20,000	10,417	$2.810	6/23/2012
	10,000	7,917	$8.450	7/18/2013

David S. Hendrickson	20,000	3,334	$6.250	9/22/2010
	5,000	--	$4.060	7/22/2009
	5,000	105	$2.880	6/26/2010
	20,000	5,417	$3.630	6/30/2011
	25,000	13,021	$2.810	6/23/2012
	10,000	7,917	$8.450	7/18/2013

Gregory M. Perkins	66,415	18,959	$4.350	6/03/2011
	5,000	4,121	$2.810	6/23/2012
	10,000	7,917	$8.450	7/18/2013

(1)	Stock options outstanding are generally exercisable starting one month after the date of grant, and with an additional 1/48th of the total number of option shares becoming exercisable each month thereafter, with full vesting occurring on the fourth anniversary of the date of grant.

(2)	Options are granted at an exercise price equal to the fair market value of the Company’s Common Stock, as determined by reference to the closing price reported by the NASDAQ Global Market on the date of grant. Because Rhea J. Posedel owns more than 10% of the Company’s outstanding Common Stock, the exercise prices of any option granted to him is set at a 10% premium above the market price on the date of the grant.

(3)	These options generally expire five or seven years from the date of grant.

The following table provides information concerning option exercises by the persons named in the Summary Compensation Table during the fiscal year ended May 31, 2007 and the value of unexercised options at such date.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
	Shares		Options at		In-the-Money Options at
	Acquired on	Value	Fiscal Year-End(#)(1)		Fiscal Year-End($)(2)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Rhea J. Posedel	--	--	159,894	40,106	$301,977	$74,943
Gary L. Larson	--	--	86,332	26,668	$202,311	$56,289
Carl N. Buck	--	--	64,936	24,064	$156,498	$47,852
David S. Hendrickson	--	--	55,206	29,794	$99,570	$55,630
Gregory M. Perkins	5,101	17,457	50,418	29,481	$83,523	$40,671

(1)	The Company has not granted any stock appreciation rights and its stock plans do not provide for the granting of such rights.

(2)	Calculated by determining the difference between the fair market value of the securities underlying the options at year end ($6.05 per share as of May 31, 2007) and the exercise price of the options.

Potential Payments Upon Termination or Change of Control for each Named Executive Officer

Involuntary
Termination not for
Employee Benefits and Payments	Cause Following a
Upon Termination:	Change of Control

Rhea J. Posedel
Base salary	$221,478
Medical continuation	33,790
Value of accelerated stock options (1)	74,943
Gary L. Larson
Base salary	$142,007
Medical continuation	8,236
Value of accelerated stock options (1)	56,289
Carl N. Buck
Base salary	$80,579
Medical continuation	4,292
Value of accelerated stock options (1)	47,852
David S. Hendrickson
Base salary	$97,562
Medical continuation	14,011
Value of accelerated stock options (1)	55,630
Gregory M. Perkins
Base salary	$84,063
Medical continuation	8,908
Value of accelerated stock options (1)	40,671

(1)	Represents the aggregate value of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2007 (the last business day of the year) of $6.05 and the exercise price of the stock options. Aggregate intrinsic value represents only the value for those options in which the exercise price of the option is less than the market value of the Company’s stock on May 31, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review, Approval or Ratification of Transactions with Related Persons

In its ordinary course of business, the Company enters into transactions with certain of its directors and officers. The Company believes that each such transaction has been on terms no less favorable for the Company than could have been obtained in a transaction with an independent third party. The Company’s policy is to require that any transaction with a related party that is required to be reported under applicable SEC rules, be reviewed and approved according to an established procedure. Such a transaction is reviewed and approved by the Company’s Audit Committee as required by the Audit Committee’s charter. We have not adopted specific standards for approval of these transactions, but instead we review each such transaction on a case by case basis.

Legal Counsel

During fiscal 2007, Mario M. Rosati, a member of the Board of Directors of the Company, was also a member of the law firm of Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). The Company retained WSGR as its legal counsel during the fiscal year. The Company plans to retain WSGR as its legal counsel again during fiscal 2008.

Change of Control Severance Agreement

The Company entered into Change of Control Severance Agreements on January 24, 2001 with Mr. Carl N. Buck, Mr. David S. Hendrickson, Mr. Gary L. Larson and Mr. Rhea J. Posedel, on September 13, 2006 with Mr. Gregory M. Perkins and on July 9, 2007 with Mr. Joel Bustos, pursuant to which those executives would be entitled to a payment in the event of a termination of employment for specified reasons following a change of control of the Company. For this purpose, a change of control of the Company means a merger or consolidation of the Company, a sale by the Company of all or substantially all of its assets, the acquisition of beneficial ownership of a majority of the outstanding voting securities of the Company by any person or a change in the composition of the Board as a result of which fewer than a majority of the directors are incumbent directors. Termination of employment for purposes of these agreements means a discharge of the executive by the Company, other than for specified causes including dishonesty, conviction of a felony, misconduct or wrongful acts. Termination also includes resignation following the occurrence of an adverse change in the executive’s position, duties, compensation or work conditions. The amounts payable under the agreements will change from year to year based on the executive’s compensation. In the event of a termination in fiscal 2008 following a change of control, the amounts payable to Messrs. Buck, Bustos, Hendrickson, Larson, Perkins and Posedel would be approximately $85,000, $106,000, $112,000, $150,000, $93,000 and $255,000, respectively. In addition to the amount payable to the executive officers mentioned in the previous sentence, the aggregate values of the acceleration of vesting of the executive officer’s unvested stock options based on the spread between the closing price of the Company’s Common Stock on May 31, 2007 (the last business day of the fiscal year) of $6.05 and the exercise price of the stock options for Messrs. Buck, Bustos, Hendrickson, Larson, Perkins, and Posedel would be approximately $48,000, $0, $56,000, $56,000, $41,000, and $75,000.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Messrs. Anderson and Elder. No interlocking relationship exists between the Company’s Board of Directors and Compensation Committee and the board of directors or compensation committee of any other company.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Exchange Act of 1933, as amended, or the Securities Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph shall not be incorporated by reference into any such filings and such information shall be entitled to the benefits provided in Item 306(c) and (d) of Regulation S-K and Item 7(d)(3)(v) of Schedule 14A.

The Compensation Committee feels that the compensation vehicles used by the Company, generally administered through the process as outlined above, provide a fair and balanced executive compensation program related to the proper business issues. In addition, it should be noted that compensation vehicles will be reviewed and, as appropriate, revised in order to attract and retain new executives in addition to rewarding performance on the job.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Robert R. Anderson
William W.R. Elder

COMPLIANCE WITH SECTION 16(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires that directors, certain officers of the Company and ten percent Shareholders file reports of ownership and changes in ownership with the SEC as to the Company’s securities beneficially owned by them. Such persons are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended May 31, 2007.

FINANCIAL STATEMENTS

The Company’s Annual Report to Shareholders for the last fiscal year is being mailed with this proxy statement to Shareholders entitled to notice of the meeting. The Annual Report includes the consolidated financial statements, unaudited selected consolidated financial data and management’s discussion and analysis of financial condition and results of operations.

OTHER MATTERS

The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors,

RHEA J. POSEDEL
Chief Executive Officer and
Chairman of the Board of Directors

Dated: September 27, 2007

AEHR TEST SYSTEMS
000004
MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.
Annual Meeting Proxy Card
3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3
A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1. Election of Directors: 01 — Rhea J. Posedel 02 — Robert R. Anderson03 — William W. R. Elder + 04 — Mukesh Patel 05 — Mario M. Rosati Mark here to vote Mark here to WITHHOLD For All EXCEPT - To withhold authority to vote for any FOR all nominees vote from all nominees nominee(s), write the name(s) of such nominee(s) below.
___ ___
For Against Abstain For Against Abstain
2. PROPOSAL TO RATIFY THE APPOINTMENT OF 3. IN THEIR DISCRETION, UPON SUCH OTHER MATTER
BURR, PILGER & MAYER LLP AS THE COMPANY’S OR MATTERS WHICH MAY PROPERLY COME BEFORE INDEPENDENT REGISTERED PUBLIC THE MEETING AND ANY ADJOURNMENT(S) THEREOF. ACCOUNTING FIRM.
B Non-Voting Items
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C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
This Proxy should be marked, dated, signed by the Shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.
C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1 U P X 0 1 5 0 5 1 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
3 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. 3
Proxy — AEHR TEST SYSTEMS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF AEHR TEST SYSTEMS ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON OCTOBER 30, 2007 The undersigned Shareholder of Aehr Test Systems, a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and hereby appoints Rhea J. Posedel and Gary L. Larson, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Shareholders of Aehr Test Systems to be held on October 30, 2007, at 4:00 p.m., local time, at 400 Kato Terrace, Fremont, California 94539, and at any adjournments thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side of this card. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (1) THE ELECTION OF THE NOMINATED DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.
PLEASE SIGN AND DATE ON REVERSE SIDE